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                                                                                                                Exhibit 11

Statement of Computation of Per Share Amounts

                                                         Three Months Ended September 30,    Nine Months Ended September 30,
                                                         --------------------------------    -------------------------------
                                                                1996           1995                1996           1995
                                                            ------------   ------------        ------------   ------------
Primary:

     Net loss for the period.............................   $(2,077,042)   $(20,991,431)       $(5,183,431)   $(23,208,766)
                                                            ------------   ------------        ------------   ------------
     Weighted average number of shares of common  stock
           outstanding...................................     28,535,093     21,694,627          27,966,990     20,257,688
     Shares issuable upon exercise of outstanding
          options and warrants...........................           --             --                  --             --
     Shares assumed to be acquired in accordance  with
          the treasury stock method......................           --             --                  --             --
                                                            ------------   ------------        ------------   ------------
     Shares used in computing per share loss.............     28,535,093     21,694,627          27,966,990     20,257,688
                                                            ------------   ------------        ------------   ------------
     Net loss per share..................................   $     (0.07)   $     (0.97)        $     (0.19)   $     (1.15)
                                                            ============   ============        ============   ============

Fully
Diluted:

     Net loss for the period.............................   $(2,077,042)   $(20,991,431)       $(5,183,431)   $(23,208,766)
                                                            ============   =============       ============   =============
     Weighted average number of shares of common  stock
           outstanding...................................     28,535,093     21,694,627          27,966,990     20,257,688
     Shares issuable upon exercise of outstanding
           options and warrants..........................      1,366,996      3,227,241           3,371,462      3,366,863
     Shares assumed to be acquired in accordance
           with the treasury stock method................       (57,319)    (1,408,367)         (1,549,637)    (1,467,270)
                                                            ------------   ------------        ------------   ------------
     Shares used in computing per share loss.............     29,844,770     23,513,501          29,788,815     22,157,281
                                                            ------------   ------------        ------------   ------------
     Net loss per share..................................   $     (0.07)   $     (0.89)        $     (0.17)   $     (1.05)
                                                            ============   ============        ============   ============
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